Exhibit 10.1

SIXTH AMENDED AND RESTATED MANAGEMENT AGREEMENT

among

Preferred Apartment Communities, Inc.,

Preferred Apartment Communities Operating Partnership, L.P.

and

Preferred Apartment Advisors, LLC

Effective as of June 3, 2016

TABLE OF CONTENTS
Page
Section 1.    Definitions.    1
Section 2.    Appointment and Duties of the Manager.    8
Section 3.    Conduct Policies.    14
Section 4.    Additional Activities of the Manager.    14
Section 5.    Bank Accounts.    15
Section 6.    Records; Confidentiality.    15
Section 7.    Compensation.    16
Section 8.    Expenses of the Company.    20
Section 9.    Limits of the Manager's Responsibility; Indemnification.    23
Section 10.    No Joint Venture.    24
Section 11.    Term; Renewal; Termination Without Cause.    24
Section 12.    Assignments.    26
Section 13.    Termination for Cause.    27
Section 14.    Action Upon Termination.    28
Section 15.    Amendment of the Partnership Agreement    30
Section 16.    Release of Money or Other Property Upon Written Request.    30
Section 17.    Miscellaneous.    31

This SIXTH AMENDED AND RESTATED MANAGEMENT AGREEMENT is dated as of June 3, 2016 (the "Effective Date"), among Preferred Apartment Communities, Inc., a Maryland corporation ("PAC"), Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and Preferred Apartment Advisors, LLC, a Delaware limited liability company (the "Manager").
W I T N E S S E T H:
WHEREAS, the parties entered into the Management Agreement on November 19, 2010 (the "Original Agreement"), amended and restated the Original Agreement on January 25, 2011 (the "Amended and Restated Agreement"), amended and restated the Amended and Restated Agreement on February 28, 2011 (the "Second Amended and Restated Agreement"), amended and restated the Second Amended and Restated Agreement on May 13, 2011 (the "Third Amended and Restated Agreement"), amended and restated the Third Amended and Restated Agreement effective January 1, 2014 (the "Fourth Amended and Restated Agreement"); amended and restated the Fourth Amended and Restated Agreement effective January 1, 2015 (the "Fifth Amended and Restated Agreement"); and amended the Fifth Amended and Restated Agreement by that certain First Amendment to the Fifth Amended and Restated Agreement dated as of February 22, 2016, effective as of January 1, 2016 (the "Fifth Amended and Restated Agreement, as Amended");
WHEREAS, the parties have agreed to make certain further amendments and desire to amend and restate the Fifth Amended and Restated Agreement, as Amended, in its entirety; and
WHEREAS, PAC and the Manager are parties to the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of January 1, 2014 (as amended, the “Partnership Agreement”);
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree that the Fifth Amended and Restated Agreement, as Amended, hereby is amended and restated in its entirety to read as follows:

Section 1.	Definitions.
(a)
    The following terms shall have the respective meanings set forth below in this Section 1(a):
"Above-Market Rates" has the meaning set forth in Section 11(b).
"Acquisition Expenses" means any and all expenses, exclusive of Loan Origination Fees and Loan Coordination Fees, incurred by the Company, the Manager or any of their respective Affiliates in connection with the selection, evaluation, acquisition, origination, making or development of any Investment, whether or not acquired or funded, including legal fees and expenses, travel and communications expenses, property inspection expenses, third party

Exhibit 10.1

brokerage or finder's fees, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and expenses, survey expenses, closing costs and the costs of performing due diligence.
"Affiliate" means, with respect to a specified Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such specified Person, (ii) any general partner of such specified Person, or (iii) any Person for which such specified Person acts as a general partner. For purposes of this definition, the terms "controlled", "controlled by", or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.
"Agreement" means this Sixth Amended and Restated Management Agreement, as amended or supplemented from time to time.
"Amended and Restated Agreement" has the meaning set forth in the Recitals.
"Asset Management Fee" means the fee payable to the Manager pursuant to Section 7(b).
"Bankruptcy Event" means, with respect to any Person, (i) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other U.S. federal or state or foreign insolvency law, or such Person's filing an answer consenting to or acquiescing in any such petition, (ii) the making by such Person of any assignment for the benefit of its creditors, (iii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for a material portion of the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other U.S. federal or state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period, or (iv) the entry against such Person of a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereinafter in effect.
"Board" means the board of directors of PAC. In every instance herein requiring approval of the Board or referring to policies or directions of the Board, for purposes of this Agreement, the Board shall be deemed to include any duly appointed and constituted committee of the Board with respect to each and every act that under the Governing Instruments or applicable law may be taken with the approval of a duly appointed and constituted committee of the Board, and references herein to the Board shall be deemed to include references to each such committee.
"Business Day" means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York or in Atlanta, Georgia are not required to be open.
"Cause Termination Notice" has the meaning set forth in Section 13(a).

Exhibit 10.1

"Claim" has the meaning set forth in Section 9(c).
"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
"Common Stock" means the Common Stock, par value $0.01 per share, of PAC.
"Company" means, collectively, PAC and the Operating Partnership.
"Company Change of Control" means a change in the direct or indirect (i) beneficial ownership of more than 50% of the combined voting power of the Company's then outstanding equity interests, or (ii) power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or otherwise.
"Company Entities" means, collectively, PAC, the Operating Partnership and each of their respective direct and indirect subsidiaries.
"Company Indemnified Party" has the meaning set forth in Section 9(b).
"Conduct Policies" has the meaning set forth in Section 3.
"Confidential Information" has the meaning set forth in Section 6(a).
"Construction Fee, Development Fee and Landscaping Fee" means the fee payable to the Manager or its assignees pursuant to Section 7(e).
"Contract Sales Price" means the total consideration received by any of the Company Entities for the sale of an Investment, which total consideration shall include the amount of cash received, the fair market value of any property received and the amount of debt assumed by the purchaser to which a Company Entity is relieved of responsibility upon such disposition.
"Deferrable Fees" has the meaning set forth in Section 7(j)(i).
"Deferred Fees" has the meaning set forth in Section 7(j)(i).
"Director" means a member of the Board.
"Disposition Fee on Sale of Assets" means the fee payable to the Manager or its assignees pursuant to Section 7(d).
"Effective Date" has the meaning set forth at the head of this Agreement.
"Effective Termination Date" has the meaning set forth in Section 11(b).
"Exchange Act" means the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

"Fees Accrued Upon Termination" means the amounts payable to the Manager or its assignees equal to the aggregate of (i) all earned but unpaid compensation owing under Section 7 and all expenses owing under Section 8 as of the effective date of termination of this Agreement, (ii) all Deferred Fees, and (iii) if the notice of termination of this Agreement is given by the Company to Manager, on the one hand, or by Manager to the Company, on the other hand, (X) on or prior to December 31, 2017, then three (3) times the aggregate value of all fees paid or owing (including Deferred Fees) to Manager under Sections 7(b), 7(c), 7(h) and 7(i) or other recurring fees that may arise in the future (Sections 7(b), 7(c), 7(h) and 7(i) and such other recurring fees collectively called the "Recurring Fees") for the 12-month period ending as of the last day of the month in which the effective date of termination of this Agreement shall occur, and (Y) on or after January 1, 2018, then two and one-half (2 ½) times the aggregate value of the Recurring Fees for the 12-month period ending as of the last day of the month in which the effective date of termination of this Agreement shall occur; provided, however, in the event the Manager is sold to an unaffiliated third party without the consent of a majority of the Independent Directors constituting the board of directors of the Company at the time of such sale, then the provisions of clause (iii) of this paragraph shall thereafter be of no further force and effect.
"Fifth Amended and Restated Agreement" has the meaning set forth in the Recitals.
"Fifth Amended and Restated Agreement, as Amended" has the meaning set forth in the Recitals.
"Financing Transaction" means any transaction with respect to any Investment involving any of the Company Entities incurring any mortgage or other indebtedness, including the entering into any line of credit, transaction involving the creation of any commercial mortgage-backed security and mezzanine financing.
"Fourth Amended and Restated Agreement" has the meaning set forth in the Recitals.
"GAAP" means United States generally accepted accounting principles, consistently applied.
"General and Administrative Expenses Fee" means the fee payable to the Manager or its assignees pursuant to Section 8(b)(ii) in connection with the administration of the day-to-day operations and the performance and supervision of the performance of such other administrative functions necessary to the management of the Company.
"Governing Instruments" means, with regard to any entity, the articles of incorporation or certificate of incorporation and by-laws in the case of a corporation, the partnership agreement in the case of a general or limited partnership, the certificate of formation and operating or limited liability company agreement in the case of a limited liability company, the declaration of trust or other comparable trust instrument in the case of a trust, or similar governing documents in the case of another type of entity, in each case, as the same may be amended from time to time.
"Indemnified Party" has the meaning set forth in Section 9(b).

Exhibit 10.1

"Independent Director" means a member of the Board who is "independent" in accordance with PAC's Governing Instruments and the rules of the NYSE.
"Initial Public Offering" means PAC's initial public offering of its Common Stock through one or more underwriters pursuant to the IPO Registration Statement.
"Investment" means any investment by any Company Entity, directly or indirectly, in Real Estate Assets, Real Estate Related Loans or any other asset.
"Investment Company Act" means the Investment Company Act of 1940, as amended.
"Investment Guidelines" means the investment guidelines approved by the Board, a copy of which is attached hereto as Exhibit A, as the same may amended, restated, supplemented or waived pursuant to the approval of a majority of the entire Board (which must include a majority of the Independent Directors).
"Investment Transaction" means any purchase, acquisition, exchange, sale or disposition, merger or interest exchange that results in the acquisition or disposition of, or other transaction involving, an Investment.
"IPO Registration Statement" means PAC's Registration Statement on Form S-11 (Registration No. 333-168407), as amended, pursuant to which PAC conducted the Initial Public Offering.
"Joint Ventures" means the joint venture or partnership or other similar arrangements (other than between or among any Company Entity) in which a Company Entity is a co-venturer, member, partner or other equity holder, which are established to own Investments.
"Leases" has the meaning set forth in Section 14(b)(ii).
"Loan Amount" has the meaning set forth in Section 7(a).
"Loan Coordination Fee" means the fee payable to the Manager or its assignees pursuant to Section 7(k).
"Loan Origination Fee" means the fee payable to the Manager or its assignees pursuant to Section 7(a).
"Losses" has the meaning set forth in Section 9(a).
"Manager" has the meaning set forth at the head of this Agreement and shall include any successor in interest thereto.
"Manager Indemnified Party" has the meaning set forth in Section 9(a).
"Manager Permitted Disclosure Parties" has the meaning set forth in Section 6(a).

Exhibit 10.1

"Multifamily Property Management and Leasing Fee" means the fee payable to the Manager or its assignees pursuant to Section 7(c).
"Name Rights" means intellectual property rights and assets relating to the name of the Company, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (i) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (ii) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or governmental authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (iii) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and (iv) all rights to any actions of any nature available to or being pursued by Manager to the extent related to the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages.
"Notice" has the meaning set forth in Section 17(a).
"Notice of Proposal to Negotiate" has the meaning set forth in Section 11(c).
"NYSE" means the New York Stock Exchange, or any other U.S. national securities exchange upon which the Company's Common Stock shall be listed for trading.
"Operating Partnership" has the meaning set forth at the head of this Agreement.
"Original Agreement" has the meaning set forth in the Recitals.
"PAC" has the meaning set forth at the head of this Agreement.
"Partnership Agreement" has the meaning set forth at the head of this Agreement.
"Payment" has the meaning set forth in Section 13(b).
"Person" or "person" means any natural person, corporation, partnership, association, limited liability company, estate, trust or joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof, or any other legal entity.
"Real Estate Assets" means any investments by any Company Entity in unimproved or improved Real Property (including fee or leasehold interests, options and leases), directly, through one or more subsidiaries, through a Joint Venture, or otherwise, together with any Real Estate Related Loans.

Exhibit 10.1

"Real Estate Related Loans" means any investments in mortgage loans and other types of real estate related debt obligations, including mezzanine loans, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests and participations in such loans, by any Company Entity, directly, through one or more subsidiaries, through a Joint Venture, or otherwise.
"Real Property" means real property owned from time to time by any Company Entity, directly, through one or more subsidiaries or through a Joint Venture, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only, or (iv) such Investments the Board or the Manager designates as Real Property to the extent such Investments could be classified as Real Property.
"Recurring Fees" has the meaning set forth in the definition of “Fees Accrued Upon Termination.”
"Regulation FD" means Regulation FD as promulgated by the SEC.
"REIT" means a "real estate investment trust" as defined under the Code.
"Retail Leasing Fee" means the fee payable to the Manager or its assignees pursuant to Section 7(i)(ii).
"Retail Management Fee" means the fee payable to the Manager or its assignees pursuant to Section 7(j)(i).
"SEC" means the United States Securities and Exchange Commission.
"Second Amended and Restated Agreement" has the meaning set forth in the Recitals.
"Securities Act" means the Securities Act of 1933, as amended.
"Target Assets" means the types of assets invested in by the Company, subject to, and including any changes in, the Investment Guidelines.
"Term" has the meaning set forth in Section 11(a).
"Termination Notice" has the meaning set forth in Section 11(b).
"Termination Without Cause" has the meaning set forth in Section 11(b).
"Third Amended and Restated Agreement" has the meaning set forth in the Recitals.
(b)
    As used herein, accounting terms relating to any Company Entity not defined in Section 1(a), and accounting terms partly defined in Section 1(a), to the extent not defined, shall have the respective meanings given to them under GAAP.

Exhibit 10.1

(c)
    As used herein, "calendar quarters" shall mean the periods from January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31 of the applicable year.
(d)
    The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.
(e)
    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(f)
    The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation."
(g)
    A reference to any gender shall be deemed to be a reference to all genders.

Section 2.	Appointment and Duties of the Manager.
(a)
    PAC and the Operating Partnership hereby appoint the Manager to manage and administer the Investments and day‑to-day operations of the Company Entities, subject at all times to the further terms and conditions set forth in this Agreement and to the oversight of, and such further limitations or parameters consistent with this Agreement as may be imposed from time to time by, the Board. The Manager will use commercially reasonable efforts to perform each of its duties set forth herein, provided that funds are made available by the Company for such purposes as set forth in Section 8. The Company shall not appoint any other Person except the Manager to perform the duties and carry out the responsibilities of the Manager described herein, except as may otherwise be permitted by this Agreement and except to the extent that the Manager elects, in its sole and absolute discretion, subject to the terms of this Agreement, to cause the duties of the Manager as set forth herein to be provided by third parties.
(b)
    The Manager, in its capacity as manager of the Investments and the day-to-day operations of the Company Entities, at all times will be subject to the oversight and direction of the Board, will act in a manner that is compliant with the provisions of the Governing Instruments of each Company Entity, will use commercially reasonable efforts to present to the Company potential investment opportunities and will perform its duties hereunder, including managing the Company's business affairs in conformity with the Investment Guidelines and other policies that are determined and adopted by the Board. PAC, the Operating Partnership and

Exhibit 10.1

the Manager hereby acknowledge the adoption by the Board of the Investment Guidelines, including the Company's investment strategy with respect to Target Assets. PAC, the Operating Partnership and the Manager hereby acknowledge and agree that, during the term of this Agreement, any proposed changes to the Company's investment strategy that would modify or expand the Target Assets shall require a change in, or supplement to, the Investment Guidelines. The Company shall notify the Manager promptly of any amended, restated, supplemented or waived Investment Guidelines, including any modification or revocation of the Manager's authority set forth in the Investment Guidelines; provided, however, that such modification or revocation shall not be applicable to investment transactions to which the Manager has committed any Company Entity prior to the date of receipt by the Manager of such notification.
(c)
    The Manager will be responsible for the day-to-day operations of the Company Entities (which, for purposes of the Manager's responsibilities in this Agreement, includes their respective subsidiaries) and will perform (or cause to be performed), subject to the Board's oversight, such services and activities relating to the Investments and the day-to-day operations of the Company Entities as may be appropriate, which may include:
(i)
    (A) proposing modifications to the Investment Guidelines to the Board, (B) periodically reviewing the Company's Investment portfolio for compliance with the Investment Guidelines and reporting its findings to the Board, (C) periodically reviewing and reporting to the Board regarding the diversification of the Company's Investment portfolio and the financing strategies, and (D) conducting or overseeing the provision of the services and activities set forth in this Section 2;
(ii)
    investigating, analyzing, selecting, conducting due diligence with respect to, negotiating the terms and conditions of (including negotiating the forms of definitive agreements), arranging financing for and recommending to the Board in accordance with procedures adopted by the Board possible Investment Transactions consistent with the Investment Guidelines;
(iii)
    with respect to prospective Investment Transactions and Financing Transactions, conducting negotiations (including negotiation of definitive agreements) with sellers, purchasers, prospective merger partners, lenders and other financing sources and brokers and, if applicable, their respective agents and representatives and closing Investment Transactions and Financing Transactions on behalf of the Company Entities;
(iv)
    effecting any private placement of interests in the Operating Partnership, tenancy-in-common or other interests in Investments as may be approved by the Board;
(v)
    delivering to, or maintaining on behalf of, the Company copies of all appraisals

Exhibit 10.1

obtained in connection with the Investments in any Real Estate Assets as may be required to be obtained by the Board;
(vi)
    negotiating and causing the Company to enter into, within the discretionary limits and authority granted by the Board, repurchase agreements, interest rate swap agreements, agreements relating to borrowings under programs established by the U.S. Government and other agreements and instruments required to conduct the business of the Company Entities;
(vii)
    engaging and supervising, at the expense of the Company, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, real estate brokerage services, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to the Company Entities' operations, Investments, Investment Transactions or Financing Transactions;
(viii)
    advising the Company Entities on, preparing, negotiating and entering into, on behalf of the Company, applications and agreements relating to programs established by the U.S. Government;
(ix)
    coordinating and managing operations of any joint venture or co-investment interests held by the Company Entities and conducting all matters with the joint venture or co‑investment partners;
(x)
    providing executive and administrative personnel, office space and office services required in rendering services to the Company Entities;
(xi)
    entering into on behalf of the Company Entities leases and service contracts in connection with the Investments and administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to the Company's management under oversight by the Board, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;
(xii)
    communicating on the Company's behalf with the holders of any equity or debt securities of PAC or the Operating Partnership as required to satisfy the reporting and other requirements of any governmental body or agency or trading market and to maintain effective relations with such holders;

Exhibit 10.1

(xiii)
    evaluating and recommending to the Board hedging strategies and engaging on the Company's behalf in hedging activities within the discretionary limits and authority as granted by the Board, consistent with the Company's qualification as a REIT and with the Investment Guidelines;
(xiv)
    counseling the Board and the Company regarding the maintenance of PAC's qualification as a REIT and monitoring PAC's compliance with the various REIT qualification tests and related rules set out in the Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause PAC to continue to qualify for taxation as a REIT;
(xv)
    counseling the Board and the Company regarding the maintenance of PAC's exemption from the status of an investment company required to register under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause PAC to maintain such exemption from such status;
(xvi)
    furnishing reports and statistical and economic research to the Board regarding the activities and services performed for the Company by the Manager, including reports with respect to potential conflicts of interest involving the Manager or any of its Affiliates;
(xvii)
    monitoring the performance of the Investments and providing periodic reports with respect thereto to the Board, including comparative information with respect to such operating performance and budgeted or projected operating results;
(xviii)
    investing and reinvesting any moneys and securities of the Company within the discretionary limits and authority as granted by the Board (including investing in short-term investments pending investment in other Investments, payment of fees, costs and expenses) and advising the Company with respect to its equity and debt capitalization and its financing strategies, and the payments of dividends or distributions to PAC's stockholders and the Operating Partnership's partners;
(xix)
    causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and, if applicable, taxable REIT subsidiaries, and to conduct quarterly compliance reviews with respect thereto;

Exhibit 10.1

(xx)
    assisting the Company in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;
(xxi)
    assisting the Company Entities in complying with all laws and regulatory requirements applicable to the Company's business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act, state or foreign securities laws or by the NYSE;
(xxii)
    assisting the Company in taking all necessary action to enable the Company to make required tax filings and reports, including soliciting information from stockholders to the extent required by the provisions of the Code applicable to REITs;
(xxiii)
    handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company or the Company's properties or assets may be subject arising out of the Company's day-to-day operations (other than with the Manager or its Affiliates), subject to such limitations or parameters as may be imposed from time to time by the Board;
(xxiv)
    using commercially reasonable efforts to cause expenses incurred on behalf of the Company to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines proposed by the Manager and approved by the Board from time to time;
(xxv)
    advising the Board regarding the Company's equity and debt financings, hedging activities and joint venture arrangements including (A) advising the Board on the appropriateness of the Company's leverage ratio, levels of preferred and common equity financing, pricing of equity offerings, derivative positions and strategies and off-balance sheet arrangements, and (B) seeking to execute on the Company's behalf Financing Transactions, equity offerings, hedging transactions and joint ventures and off-balance sheet transactions consistent with the Board's directions and the Company's financing policies as approved by the Board;
(xxvi)
    providing portfolio management services to the Company;
(xxvii)
    arranging marketing materials, advertising, industry group activities (such as

Exhibit 10.1

conference participations and industry organization memberships) and other promotional efforts designed to promote the Company's business; and
(xxviii)
    performing such other services as may be required from time to time for management and other activities relating to the Company's assets and business as the Board shall reasonably request or the Manager shall deem appropriate under the particular circumstances.
(d)
    The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of the Persons referred to in Section 8 as the Manager deems necessary or advisable in connection with the management and operations of the Company. In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including accountants, legal counsel and other professional service providers) hired by the Manager at the Company's sole cost and expense.
(e)
    The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of PAC as a REIT or the Operating Partnership as a partnership under the Code or the Company's status as an entity excluded from investment company status under the Investment Company Act, or (iii) would conflict with or violate (A) any law, rule or regulation of any governmental body or agency having jurisdiction over any Company Entity, (B) any rule of any exchange on which the securities of the Company may be listed, or (C) any applicable Governing Instruments. The Manager may proceed with taking an action described above if further instructed to do so by the Board. If the Manager is ordered to take any action by the Board, the Manager promptly shall notify the Board if it is the Manager's judgment that such action would adversely and materially affect such qualification or status or conflict with or violate any such law, rule or regulation or Governing Instruments. Notwithstanding the foregoing, neither the Manager nor any of its Affiliates shall be liable to any Company Entity, the Board, any of the stockholders, partners, members or other holders of equity interests of any Company Entity for any act or omission by the Manager or any of its Affiliates, except as provided in Section 9.
(f)
    The Manager shall notify the Board of all Investment Transactions within 30 days following completion of the transaction. The Manager shall seek and obtain Board approval of any Investment Transaction that does not meet the Investment Guidelines. Subject to this Section 2(f), the Manager may execute without Board approval any Investment Transaction that fits within the Investment Guidelines. If any transaction requires approval by the Independent Directors, the Manager will deliver to the Independent Directors all documents and other information reasonably required by them to evaluate properly the proposed transaction. With respect to Investment Transactions for which Board approval is not required, the Manager shall provide to the Board a summary of its investment analysis with respect to the proposed

Exhibit 10.1

Investment Transaction. The Board may, at any time upon the giving of notice to the Manager, modify or revoke the authority set forth in this Section 2(f); provided, however, that such modification or revocation shall be effective upon receipt by the Manager and shall not be applicable to Investment Transactions to which the Manager has committed the Company prior to the date of receipt by the Manager of such notification.
(g)
    The Company will take all actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including all steps reasonably necessary to allow the Manager to file any registration statement or other filing required to be made under the Securities Act, Exchange Act, the NYSE Company Guide (or comparable document or instrument), the Code or other applicable law, rule or regulation on behalf of the Company in a timely manner. The Company will use commercially reasonable efforts to make available to the Manager all resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the Company.
(h)
    As frequently as the Manager may deem necessary or advisable, or at the direction of the Board, the Manager shall prepare (or, at the sole cost and expense of the Company, cause to be prepared) reports and other information relating to any proposed or consummated Investment.
(i)
    The Manager shall prepare (or, at the sole cost and expense of the Company, cause to be prepared) all reports, financial or otherwise, reasonably required by the Board in order for the Company Entities to comply with their respective Governing Instruments or as otherwise reasonably requested by the Board, including an annual audit of PAC's consolidated financial statements by a nationally recognized independent accounting firm.
(j)
    The Manager shall prepare (or, at the sole cost and expense to the Company, cause to be prepared) regular reports for the Board to enable the Board to review the Company's acquisitions, Investment portfolio composition and characteristics, credit quality, performance and compliance with the Investment Guidelines and policies approved by the Board.
(k)
    Officers, employees and agents of the Manager and its Affiliates may serve as directors, officers, agents, nominees or signatories for any Company Entity, to the extent permitted by their respective Governing Instruments, by any resolutions duly adopted by the Board, the Operating Partnership or such subsidiary. When executing documents or otherwise acting in such capacities for any Company Entity, such Persons shall indicate in what capacity they are executing on behalf of such Company Entity. Without limiting the foregoing, while this Agreement is in effect, the Manager will establish a management team, including a chief executive officer and president or similar positions, along with appropriate support personnel, to

Exhibit 10.1

provide the management services to be provided by the Manager to the Company Entities hereunder, who shall devote such of their time to the management of the Investments and consideration of the Investment Guidelines and policies as necessary and appropriate, commensurate with the level of activity of the Company from time to time.
(l)
    The Manager, at its sole cost and expense, shall maintain reasonable and customary "errors and omissions" insurance coverage and other customary insurance coverage in respect to its obligations and activities under, or pursuant to, this Agreement, naming PAC and the Operating Partnership as additional insureds.
(m)
    The Manager, at its sole cost and expense, shall provide such internal audit, compliance and control services as may be required for the Company to comply with applicable law (including the Securities Act and Exchange Act), regulation (including SEC regulations) and the rules and requirements of the NYSE and as otherwise reasonably requested by the Company or the Board from time to time.
(n)
    The Manager, at its sole cost and expense, shall maintain any required registration of the Manager or any Affiliate with the SEC under the Investment Advisers Act of 1940, as amended, or with any state securities authority in any state in which the Manager or its Affiliate is required to be registered as an investment advisor under applicable state securities laws.

Section 3.	Conduct Policies.
The Manager acknowledges receipt of the Company's Code of Business Conduct and Ethics and the Company's Policy on Insider Trading (collectively, the "Conduct Policies") and will use commercially reasonable efforts to require the Persons who provide services to the Company to comply with the Conduct Policies in the performance of such services hereunder or such comparable policies as shall in substance hold such Persons to at least the standards of conduct set forth in the Conduct Policies.

Section 4.	Additional Activities of the Manager.
(a)
    Subject to Section 4(c) and except as may be provided in the Investment Guidelines, nothing in this Agreement shall: (i) prevent the Manager, any of its Affiliates or any of their respective officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person, whether or not the investment objectives or policies of any such other Person are similar to those of the Company; provided, however, that the Manager devotes sufficient resources to the Company's business to discharge its obligations to the Company under this Agreement; or (ii) in any way bind or restrict the Manager, any of its

Exhibit 10.1

Affiliates or any of their respective officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager, any of its Affiliates or any of their respective officers, directors or employees may be acting.
(b)
    While information and recommendations supplied to the Company shall, in the Manager's good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, they may be different from the information and recommendations supplied by the Manager or any Affiliate of the Manager to others. The Company shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Company recognizes that the Company is not entitled to receive preferential treatment as compared with the treatment given by the Manager or any Affiliate of the Manager to others.
(c)
    The Manager shall report to the Board any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Manager's obligations to the Company and its obligations to or its interest in any other Person. If the Manager or any of its Affiliates sponsored any other investment program with similar investment objectives to the Company that has investment funds available at the same time as the Company, the Manager shall inform the Board of the method to be applied by the Manager in allocating investment opportunities among the Company and competing investment entities and shall provide regular updates to the Board of the investment opportunities provided by the Manager to competing programs in order for the Board (including the Independent Directors) to evaluate that the Manager is allocating such opportunities in accordance with such method.

Section 5.	Bank Accounts.
At the direction of the Board, the Manager may establish and maintain one or more bank accounts in the name of any Company Entity, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such policies, terms and conditions as the Company may establish and the Board may approve, provided that no funds shall be commingled with the funds of the Manager or its Affiliates. The Manager shall from time to time render appropriate accountings of such collections and payments to the Board and, upon request, shall provide information regarding such account to the Company's auditors.

Section 6.	Records; Confidentiality.
(a)
    The Manager shall maintain appropriate books of accounts and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Company Entities at any time during normal business hours.

Exhibit 10.1

The Manager shall keep confidential any and all non-public information, written or oral, obtained by it in connection with the services rendered hereunder ("Confidential Information") and shall not use Confidential Information except in furtherance of its duties under this Agreement or disclose Confidential Information, in whole or in part, to any Person other than (i) to its Affiliates and the officers, directors, employees, agents, representatives or advisors of the Manager or any of its Affiliates who need to know such Confidential Information for the purpose of rendering services hereunder, (ii) to appraisers, financing sources and others in the ordinary course of the Company's business ((i) and (ii) collectively, "Manager Permitted Disclosure Parties"), (iii) in connection with any governmental or regulatory filings of the Company, or filings with the NYSE or other applicable securities market, (iv) in presentations or other disclosures to the Company's investors (subject to compliance with Regulation FD), (v) to governmental officials having jurisdiction over the Company, (vi) as required by law or legal process to which the Manager or any Person to whom disclosure is permitted hereunder is a party, or (vii) with the consent of the Company. The Manager will inform each of its Manager Permitted Disclosure Parties of the non-public nature of the Confidential Information and to obtain agreement from such Persons to treat such Confidential Information in accordance with the terms hereof.
(b)
    Nothing herein shall prevent any Manager Permitted Disclosure Party from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any law or regulation to, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (iv) to its legal counsel or independent auditors; provided, however, that with respect to clauses (i) and (ii) above, it is agreed that, so long as not legally prohibited, the Manager will provide PAC with prompt written notice of such order, request or demand so that PAC may seek, at its sole expense, an appropriate protective order and/or waive any Manager Permitted Disclosure Party's compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Manager is required to disclose Confidential Information, the Manager Permitted Disclosure Party may disclose only that portion of such information that is legally required without liability hereunder; provided further, however, that the Manager Permitted Disclosure Party agrees to exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.
(c)
    Notwithstanding anything herein to the contrary, the following types of Confidential Information shall be deemed to be excluded from provisions hereof: (i) any Confidential Information that is available to the public from a source other than the Manager or its Affiliates; (ii) any Confidential Information that is released in writing by any of the Company Entities to the public (except to the extent exempt under, and in compliance with, Regulation FD) or to persons who are not under similar obligation of confidentiality to any of the Company Entities; and (iii) any Confidential Information that is obtained by the Manager from a third party which, to the Manager's knowledge, does not constitute a breach by such third party of an obligation of confidence with respect to the Confidential Information disclosed.

Exhibit 10.1

(d)
    The provisions of this Section 6 shall survive the expiration or earlier termination of this Agreement for a period of two years thereafter, provided that the parties will maintain trade secrets of the other party identified in writing as trade secrets, and which in fact constitute trade secrets, for a period of five years, unless a court of competent jurisdiction determines in a final non-appealable ruling that a lesser time period should apply.

Section 7.	Compensation.
(a)
    Loan Origination Fee. The Company shall pay a Loan Origination Fee to the Manager or its assignees as compensation for services rendered in connection with the investigation, selection, documentation and funding of Real Estate Related Loans and other Investments that are loans. The total Loan Origination Fee payable to the Manager or its assignees shall equal 1.0% of the amount that may be advanced for a Real Estate Related Loan or other Investment that is a loan (the "Loan Amount"), along with reimbursement of Acquisition Expenses actually incurred by the Manager or any of its Affiliates in connection with such loan originations (other than those paid by the borrower). The amount originated shall equal the maximum amount that may be advanced for a Real Estate Related Loan or other Investment that is a loan, inclusive of expenses related thereto (other than those paid by the borrower), but exclusive of Loan Origination Fees. The Loan Amount allocable for an Investment held through a Joint Venture shall equal the product of (i) the amount that may be advanced for the Investment, determined as stated above, and (ii) the direct or indirect ownership percentage in the Joint Venture held by any Company Entity. For purposes of this paragraph, "ownership percentage" shall be the percentage of the equity investment by all Company Entities in the Joint Venture compared to the total of all equity investments in the Joint Venture. The Company shall pay to the Manager or its permitted assignees the Loan Origination Fee promptly upon the closing of the Investment.
(b)
    Asset Management Fee. The Company shall pay a monthly Asset Management Fee to the Manager or its assignees as compensation for services rendered in connection with the management of the Investments. The Asset Management Fee shall be payable monthly in cash or shares of PAC's Common Stock, at the option of the Manager, and shall be equal to one-twelfth of 0.50% of the total value of the Company's assets (including cash or cash equivalents) held as of the last day of the immediately preceding month, based on the adjusted cost of the Company's assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost of Real Estate Assets and Real Estate Related Loans will include the purchase price, Acquisition Expenses, capital expenditures and other customarily capitalized costs) and as adjusted for appropriate closing dates for individual asset acquisitions. The Asset Management Fee will be appropriately pro rated for any partial month.

Exhibit 10.1

(c)
    Multifamily Property Management and Leasing Fee. The Company shall pay a Multifamily Property Management and Leasing Fee to the Manager or its assignees as compensation for services rendered in connection with the rental, leasing, operation and management of the Company's multifamily Real Estate Assets and the supervision of any non-Affiliates that are engaged by the Manager to provide such services in an amount equal to 4.0% of the gross revenues of multifamily properties managed per month. The Manager may subcontract the performance of its multifamily property management and leasing services duties to third parties (including its Affiliates) and pay all or a portion of the Multifamily Property Management and Leasing Fee to such persons with whom it contracts for these services. The Manager will be responsible for all fees payable to third parties (including its Affiliates) in connection with subcontracted multifamily property management and leasing duties. The Multifamily Property Management and Leasing Fee will be payable monthly in arrears, based on the actual gross revenues for the prior month.
(d)
    Disposition Fee on Sale of Assets. In connection with a sale or other disposition (other than a roll-over of an existing Investment into another Investment related to substantially the same underlying asset) of an Investment (except for such Investments that are traded on a national securities exchange and short-term investments pending investment in other Investments) the Company shall pay to the Manager or its assignees a Disposition Fee on Sale of Assets 1.0% of the Contract Sales Price of such Investment. If the sale or disposition involves the receipt of publicly traded securities or operating partnership units that may be redeemed for or converted into publicly traded securities, then the Disposition Fee on Sale of Assets shall be receivable upon the receipt of such consideration, notwithstanding the fact that such consideration may at that time be publicly traded or valued by reference to a publicly traded security.
(e)
    Construction Fee, Development Fee and Landscaping Fee. The Company shall pay a Construction Fee, Development Fee and/or Landscaping Fee to the Manager or its assignees as compensation for services rendered in connection with the construction, development or landscaping of the Real Estate Assets and/or the supervision of any non-Affiliates that are engaged by then Manager to provide such services, which fees shall be in an amount equal to the customary and competitive market rates in light of the size, type and location of the Real Estate Assets.
(f)
    Exclusion of Certain Transactions. Subject to NYSE rules, if any Company Entity shall propose to enter into any transaction in which the Manager, any Affiliate of the Manager or any of the Manager's directors or officers has a direct or indirect interest, then such transaction shall be approved by a majority of the members of the Conflicts Committee of the Board or, if there is not a Conflicts Committee of the Board, then by a majority of the Independent Directors.

Exhibit 10.1

(g)
    Limitation on Total Asset Management Fees, Multifamily Property Management and Leasing Fees, Retail Management Fees and General and Administrative Expenses Fee. The total amount of the Asset Management Fees, Multifamily Property Management and Leasing Fees, Retail Management Fees and General and Administrative Expenses Fee payable in connection with the Company's investments paid or reimbursed to the Manager shall not exceed 1.50% per annum of the total value of the Company's assets (including cash and cash equivalents) based on the adjusted cost of the Company's assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the gross contract purchase price, Acquisition Expenses, capital expenditures and other customarily capitalized costs).
(h)
    General and Administrative Expenses Fee. The Company shall pay a General and Administrative Expenses Fee to the Manager or its assignees in an amount equal to 2.0% of the gross revenues of the Company per month.
(i)
    Retail Related Fees.
(i) Retail Management Fee. The Company shall pay a Retail Management Fee to the Manager or its assignees as compensation for services rendered in connection with the operation and management of the Company's retail Real Estate Assets and the supervision of any non-Affiliates that are engaged by the Manager to provide such services in an amount equal to 4.0% of the gross revenues of retail properties managed per month. The Manager may subcontract the performance of its retail property management services duties to third parties (including its Affiliates) and pay all or a portion of the Retail Management Fee to such persons with whom it contracts for these services. The Manager will be responsible for all fees payable to third parties (including its Affiliates) in connection with subcontracted retail property management duties. The Retail Management Fee will be payable monthly in arrears, based on the actual gross revenues for the prior month.
(ii) Retail Leasing Fees. The Company shall pay Retail Leasing Fees to the Manager as follows:
(I)New Leases. The Company shall pay a commission to Manager with respect to a new lease for a retail Real Estate Asset equal to the greater of (A) four dollars per square foot ($4.00/sf) and (B) four percent (4%) of the aggregate base rental payments to be paid by tenant for the first ten (10) years of the original lease term.
(II)Co-Brokers. In the event of co-broker participation in a new lease for a retail Real Estate Asset, the leasing commission determined for a new lease, with respect to such lease, shall be increased by fifty percent (50%) which increased commission amount (being one hundred fifty percent (150%) of the pre-increase

Exhibit 10.1

commission) shall be shared between Manager and such co-broker on a split basis mutually acceptable to Manager and such co-broker, provided that Manager's share shall not exceed one hundred percent (100%) of the amount Manager would have received without outside broker involvement, nor be less than fifty percent (50%) of the increased amount.
(III)Negotiated Renewals. The Company shall pay a commission to Manager with respect to a negotiated renewal of an existing lease for a retail Real Estate Asset equal to the greater of (A) two dollars per square foot ($2.00/sf) and (B) two percent (2%) of the aggregate base rental payments to be paid by tenant for the first ten (10) years of the newly renewed lease term.
(IV)Market Rates. Customary and competitive market rates for retail leasing services may vary in light of the size, type and location of the Real Estate Assets so, in no event shall the Retail Leasing Fees paid to the Manager exceed such market rates.
(V)Subcontracting. The Manager may subcontract the performance of its retail leasing service duties to third parties (including its Affiliates) and pay all or a portion of the Retail Leasing Fees to such persons with whom it contracts for these services. The Manager will be responsible for all fees payable to third parties (including its Affiliates) in connection with subcontracted retail leasing duties, other than in a co-brokerage arrangement described in Section 7(i)(ii)(II). All Retail Leasing Fees will be payable upon the earlier to occur of rent commencement or tenant's opening for business.
(j)
    Deferral of Fees.
(i)
    Notwithstanding the provisions of Sections 7(b) and 7(h) with respect to the Asset Management Fee, Multifamily Property Management and Leasing Fee, the Retail Management Fee, the Retail Leasing Fee and the General and Administrative Expenses Fee (the "Deferrable Fees"), the Manager, on behalf of itself and its affiliates, and its and their respective successors and assigns, hereby agrees that it may defer all or a portion of the Deferrable Fees with respect to all or any portion of the Company's assets, as determined by the Manager (any fees so deferred, "Deferred Fees"). The Manager agrees to promptly deliver to the Company written notice of any deferral of the Deferrable Fees.
(ii)
    Upon a Capital Transaction (as defined in the Partnership Agreement) with respect to any asset of the Company, all Deferred Fees with respect to such asset shall become due and payable to the extent the Net Sale Proceeds (as defined in the Partnership Agreement) for such Capital Transaction exceed the Allocable Capital Contributions (as defined in the Partnership Agreement) for such asset plus a cumulative, non-compounded rate of return equal to seven percent (7%) per annum on such Allocable

Exhibit 10.1

Capital Contributions. To the extent payment of any Deferred Fees is due to the Manager pursuant to this Section 7(j)(ii), the Company shall pay or cause to be paid to the Manager such Deferred Fees at the closing of the Capital Transaction giving rise to such payment.
(iii)
    Upon a Termination Without Cause pursuant to Section 11, or a termination pursuant to Section 13, all Deferred Fees shall become immediately due and payable to Manager. To the extent payment of any Deferred Fees is due the Manager pursuant to this Section 7(j)(iii), the Company shall pay or cause to be paid to the Manager on the date the event giving rise to the payment obligation arises (e.g., the date on which the Termination Without Cause or other termination occurs).
(iv)
    The Manager acknowledges and agrees that no interest shall accrue on any Deferred Fees.

(k)
    Loan Coordination Fee. The Company will pay the Manager or its assignees a Loan Coordination Fee equal to 1.6% of: (1) the initial amount of new debt financed or outstanding debt assumed secured directly by any type of Real Estate Asset or Real Estate-Related Asset owned, directly or indirectly; (2) the additional amount of any supplemental financing secured directly by any type of Real Estate Asset or Real Estate-Related Asset owned, directly or indirectly; (3) for any acquisition (by purchase, investment or exchange) of a Real Estate Asset or Real-Estate Related Asset that is acquired without any new or assumed debt financing secured directly by the acquired asset at the time of its acquisition, an amount equal to 63.0% of the purchase price for the acquisition, where the purchase price shall equal the amount paid or allocated to the acquisition (by purchase, investment or exchange), inclusive of expenses related thereto, but exclusive of any Loan Coordination Fee; or (4) the Company's allocable portion of the fees in items 7(k)(1) – (3) related to any type of Real Estate Asset or Real Estate-Related Asset owned through a Joint Venture, based on the purchase price or other valuation of the Joint Venture and the Company's ownership percentage (defined as the percentage of the equity investment by all Company Entities in the Joint Venture compared to the total of all equity investments in the Joint Venture). In connection with the payment of any Loan Coordination Fee, the amount of that Loan Coordination Fee will be reduced by the aggregate amount of all Loan Coordination Fees and Loan Origination Fees previously paid on the same Real Estate Asset or Real Estate-Related Asset. The Company shall pay to the Manager or its permitted assignees the Loan Coordination Fee promptly upon the closing of the financing or refinancing.

Section 8.	Expenses of the Company.
(a)
    The Manager shall be responsible for the expenses related to any and all personnel of the Manager and its Affiliates who provide services to the Company pursuant to this Agreement (including each of the officers and directors of the Company who are also directors,

Exhibit 10.1

officers, employees or agents of the Manager or any of its Affiliates), including salaries, bonus and other wages, payroll taxes, the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. For the avoidance of doubt, any equity incentive plan of PAC or the Operating Partnership in which any person referred to above participates shall be excluded from the operation of this Section 8(a).
(b)
    The Company shall pay (or cause to be paid) all the costs and expenses of each Company Entity and shall reimburse the Manager or its Affiliates for expenses of the Manager and its Affiliates incurred on behalf of any Company Entity, excepting only those expenses that are specifically the responsibility of the Manager pursuant to Section 8(a) and subject to Section 7(g). Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company Entities shall be paid (or caused to be paid) by the Company and shall not be paid by the Manager or Affiliates of the Manager:
(i)
    Acquisition Expenses incurred in connection with the selection and acquisition of Investments;
(ii)
    General and Administrative Expenses Fee;
(iii)
    expenses in connection with the issuance of securities of the Company, any Financing Transaction and other costs incident to the acquisition, disposition and financing of the Investments;
(iv)
    costs of legal, tax, accounting, consulting, auditing and other similar services rendered to the Company by providers retained by the Manager and approved by PAC, or, if provided by the Manager's personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis;
(v)
    the compensation and expenses of the Directors and the cost of liability insurance to indemnify the Company and its officers and the Directors;
(vi)
    expenses connected with communications to holders of the securities of any Company Entity and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including all costs of preparing and filing required reports with the SEC, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company's securities on any exchange, the fees payable by the Company to any such

Exhibit 10.1

exchange in connection with its listing, costs of preparing, printing and mailing PAC's annual report to its stockholders or the Operating Partnership's partners, as applicable, and proxy materials with respect to any meeting of PAC's stockholders or the Operating Partnership's partners, as applicable;
(vii)
    costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for the Company Entities;
(viii)
    expenses incurred by managers, officers, personnel and agents of the Manager for travel on the Company's behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition of an Investment or in connection with any Financing Transaction;
(ix)
    costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;
(x)
    the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;
(xi)
    all taxes and license fees;
(xii)
    all insurance costs incurred in connection with the operation of the Company's business except for the costs attributable to the insurance that the Manager elects to carry for itself and its personnel;
(xiii)
    costs and expenses incurred in contracting with third parties;
(xiv)
    all other costs and expenses relating to the Company's business and investment operations, including the costs and expenses of owning, protecting, maintaining, developing and disposing of Investments, including appraisal, reporting, audit and legal fees;
(xv)
    expenses relating to any office(s) or office facilities, including disaster backup

Exhibit 10.1

recovery sites and facilities, maintained for the Company Entities or the Investments of the Company separate from the office or offices of the Manager;
(xvi)
    expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board, the Operating Partnership or other governing body to or on account of holders of the securities of any Company Entity, including in connection with any dividend reinvestment plan;
(xvii)
    any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against any Company Entity, or against any trustee, director, partner, member or officer of such Company Entity in his capacity as such for which such Company Entity is required to indemnify such trustee, director, partner, member or officer pursuant to the applicable Governing Instruments or any agreement or other instrument or by any court or governmental agency; and
(xviii)
    all other expenses actually incurred by the Manager (except as otherwise specified herein) which are reasonably necessary or advisable for the performance by the Manager of its duties and functions under this Agreement.
(c)
    Costs and expenses incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager. The Manager shall prepare a written statement in reasonable detail documenting the costs and expenses of the Company and those incurred by the Manager on behalf of the Company during each month, and shall deliver such written statement to the Company within 30 days after the end of each month. The Company shall pay all amounts payable to the Manager pursuant to this Section 8(c) within five Business Days after the receipt of the written statement without demand, deduction, offset or delay. Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company. The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

Section 9.	Limits of the Manager's Responsibility; Indemnification.
(a)
    The Manager, its Affiliates and their respective directors, officers, employees, partners, members, stockholders, other equity holders agents and representatives (each, a "Manager Indemnified Party"), will not be liable to any Company Entity or any of the stockholders, partners, members or other holders equity interests of any Company Entity for any acts or omissions by any Manager Indemnified Party performed in accordance with and pursuant to this Agreement, except by reason of any act or omission constituting bad faith, willful misconduct or gross negligence on the part of such Manager Indemnified Party. The Company

Exhibit 10.1

shall, to the fullest lawful extent, reimburse, indemnify and hold harmless each Manager Indemnified Party, of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys' fees and costs of investigation) (collectively "Losses") in respect of or arising from any acts or omissions of such Manager Indemnified Party performed in good faith under this Agreement and not constituting bad faith, willful misconduct or gross negligence on the part of such Manager Indemnified Party. In addition, the Company shall advance funds to a Manager Indemnified Party for legal fees and other costs and expenses incurred as a result of any claim, suit, action or proceeding for which indemnification is being sought, provided that such Manager Indemnified Party undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Manager Indemnified Party is found pursuant to a final and non-appealable order or judgment to not be entitled to indemnification.
(b)
    The Manager shall, to the fullest lawful extent, reimburse, indemnify and hold harmless the Company (each, a "Company Indemnified Party") of and from any and all Losses in respect of or arising from (i) any acts or omissions of the Manager constituting bad faith, willful misconduct or gross negligence on the part of the Manager, or (ii) any claims by the Manager's employees relating to the terms and conditions of their employment by the Manager. The Manager assumes no responsibility under this Agreement other than to render in good faith the services specifically designated as to be provided by the Manager hereunder and shall not be responsible for any action of the Board in following or declining to follow any advice or recommendations of the Manager, including as set forth in the Investment Guidelines. A Manager Indemnified Party and a Company Indemnified Party are each sometimes hereinafter referred to as an "Indemnified Party."
(c)
    In case any such claim, suit, action or proceeding (a "Claim") is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, the Indemnified Party shall give prompt written notice thereof to the indemnifying party, which notice shall include all documents and information in the possession of or under the control of such Indemnified Party reasonably necessary for the evaluation and/or defense of such Claim and shall specifically state that indemnification for such Claim is being sought under this Section 9; provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not limit or affect such Indemnified Party's rights except to the extent that the indemnifying party is actually prejudiced thereby. Upon receipt of such notice of Claim (together with such documents and information from such Indemnified Party), the indemnifying party shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to such Indemnified Party, which counsel may, without limiting the rights of such Indemnified Party pursuant to the next succeeding sentence of this Section, also represent the indemnifying party in such investigation, action or proceeding. In the alternative, such Indemnified Party may elect to conduct the defense of the Claim, if (i) such Indemnified Party reasonably determines that the conduct of its defense by the indemnifying party could be materially prejudicial to its interests, (ii) the indemnifying party refuses to assume such defense (or fails to give written notice to the Indemnified Party within ten days of receipt of

Exhibit 10.1

a notice of Claim that the indemnifying party assumes such defense), or (iii) the indemnifying party shall have failed, in such Indemnified Party's reasonable judgment, to defend the Claim in good faith. The indemnifying party may settle any Claim against such Indemnified Party without such Indemnified Party's consent, provided (A) such settlement is without any Losses whatsoever to such Indemnified Party, (B) the settlement does not include or require any admission of liability or culpability by such Indemnified Party, (C) the indemnifying party obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim, and (D) such settlement does not provide for any equitable relief. The applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party's sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If such Indemnified Party is entitled pursuant to this Section 9 to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. Except as provided in the immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section 9.
(d)
    The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement.

Section 10.	No Joint Venture.
The parties to this Agreement are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

Section 11.	Term; Renewal; Termination Without Cause.
(a)
    This Agreement shall become effective as of the Effective Date and shall continue in operation, unless terminated in accordance with the terms of this Agreement, until 11:59 p.m. (Atlanta time) on December 31, 2019 (the "Term"); provided, however, on December 31, 2016, and on each December 31 thereafter, this Agreement shall automatically be deemed renewed for an additional one year period so that the Term of this Agreement shall always be not less than three years. For purposes of clarity, the defined term "Term" shall include the period commencing as of the Effective Date and ending on December 31, 2019 together with each such additional one year period thereafter.
(b)
    Notwithstanding any other provision of this Agreement to the contrary, upon written notice (the "Termination Notice") provided to and received by the Manager prior to July

Exhibit 10.1

1, 2017, the Company may, without cause, terminate this Agreement effective 11:59 p.m. (Atlanta time) on December 31, 2017 (the "Effective Termination Date") (any such termination, a "Termination Without Cause") upon the affirmative vote of at least 75% of the Independent Directors finding either that (i) there has been unsatisfactory performance by the Manager, in light of the economic environment existing at such time, that is materially detrimental to the Company Entities, taken as a whole, and setting forth with specificity the bases for such finding, or (ii) the fees payable to the Manager under Section 7 are not, taken as a whole and only after reasonable investigation as to the market rates charged by similarly situated managers, in accordance with then-current market rates charged by asset management companies rendering services substantially similar to those rendered by the Manager ("Above-Market Rates"); provided, however, if such Termination Notice is provided to and received by the Manager on or after July 1, 2017, then the Effective Termination Date for purposes of the Termination Notice shall be deemed 11:59 p.m. (Atlanta time) on the last day of the calendar month that is 180 days following the date the Termination Notice is provided to and received by the Manager. In the event of a Termination Without Cause, the Company shall pay the Manager the Fees Accrued Upon Termination on or before the Effective Termination Date. Subject to Section 11(c), the Company may terminate this Agreement for cause pursuant to Section 13(a) even after a Termination Notice satisfying the requirements of this Section 11(b) is provided to and received by the Manager and, in such case, the only payment of fees owing to the Manager under this Agreement shall be those set forth in Section 13(a) of this Agreement.
(c)
    Notwithstanding the provisions of Section 11(b), if the reason for termination specified in the Company's Termination Notice is that 75% of the Independent Directors have determined that the fees payable to the Manager under Section 7 are, taken as a whole and upon reasonable investigation, at Above-Market Rates, then the Company shall not have the foregoing termination right if the Manager agrees that it will continue to perform its duties hereunder from and after the Effective Termination Date at rates that at least 75% of the Independent Directors determine to be at or below market rates charged by similarly situated managers, taken as a whole; provided, however, that if the Independent Directors have made such a determination, the Manager shall have the right to renegotiate the rate of fees payable to the Manager under Section 7 as so determined by the Independent Directors, by delivering to the Company, not less than 120 days prior to the pending Effective Termination Date, written notice (a "Notice of Proposal to Negotiate") of its intention to renegotiate the fees payable to the Manager under Section 7. Thereupon, the Company and the Manager shall endeavor to negotiate the fees payable to the Manager under Section 7 in good faith. Provided that the Company and the Manager agree to a revised fee structure under Section 7 within 60 days following the Company's receipt of the Notice of Proposal to Negotiate, the Termination Notice from the Company shall be deemed of no force and effect, and this Agreement shall continue in full force and effect on the terms stated herein, except that the compensation structure shall be the revised compensation structure as then agreed upon by the Company and the Manager effective as of the Effective Termination Date. The Company and the Manager agree to execute and deliver an amendment of this Agreement setting forth such revised fee structure promptly upon reaching an agreement regarding same. If the Company and the Manager are unable to agree to a revised compensation structure during such 60-day period, this Agreement shall terminate on the

Exhibit 10.1

Effective Termination Date and the Company shall be obligated to pay the Manager the Fees Accrued Upon Termination upon the Effective Termination Date.
(d)
    Subject to Section 13(b), the Manager may unilaterally terminate this Agreement upon no less than 180 days’ prior written notice to the Company informing the Company of the Manager's intention to discontinue performance of services pursuant to this Agreement as of the date of termination, whereupon this Agreement shall not thereafter be renewed and extended and this Agreement shall terminate effective as of the date set forth in the notice of termination. Subject to Section 13(b), the Company shall not be required to pay to the Manager the Fees Accrued Upon Termination if the Manager terminates this Agreement pursuant to this Section 11(d), but shall be required to pay to Manager all fees owing under Section 7 through the date of the termination of this Agreement, and all Deferred Fees and all expenses owing under Section 8.
(e)
    Except as set forth in this Section 11, a termination of this Agreement pursuant to this Section 11 shall be without any further liability or obligation of any party to the others under this Agreement, except as provided in Sections 6, 8, 9, 15 and 16.
(f)
    The Manager shall cooperate with the Company in executing an orderly transition of the management of PAC's consolidated assets to a new manager.

Section 12.	Assignments.
(a)
    Assignments by the Manager. This Agreement shall terminate automatically without payment of the Fees Accrued Upon Termination in the event of its assignment, in whole or in part, by the Manager, unless such assignment has been consented to in writing by (i) the Company with the consent of a majority of the Independent Directors, and (ii) the Operating Partnership. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all acts or omissions of the assignee under any such assignment to the same extent had such delegation not occurred. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as the Manager. Notwithstanding the foregoing, the Manager may, without the approval of the Company's Independent Directors, (A) assign this Agreement to an Affiliate of the Manager, and (B) delegate to one or more of its Affiliates the performance of any of its responsibilities hereunder so long as it remains liable for any such Affiliate's performance to the same extent had such delegation not occurred, in each case so long as assignment or delegation does not require the Company's approval under the Investment Company Act (but if such approval is required, the Company shall not unreasonably withhold, condition or delay its consent). Nothing contained in this Agreement shall preclude any pledge, hypothecation, assignment or other transfer of any amounts payable to the Manager under this Agreement.

Exhibit 10.1

(b)
    Assignments by the Company. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to another REIT or other organization which is a successor (by merger, consolidation, purchase of assets, or other transaction) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

Section 13.	Termination for Cause.
(a)
    The Company may terminate this Agreement for cause effective upon 30 days' prior written notice of termination from the Company to the Manager (a "Cause Termination Notice"), in which event Company shall pay to Manager all fees owing under Section 7, all Deferred Fees, and all expenses owing under Section 8, upon the occurrence of:
(i)
    a final determination by a court that there has occurred a breach by the Manager, its agents or its assignees of any material provision of this Agreement that had a material adverse effect on the consolidated business, operations or financial condition of the Company, and such breach continued for a period of 60 days after written notice thereof specifying such breach and requesting that the same be remedied in such 60-day period (or 90 days after written notice of such breach if the Manager took steps to cure such breach within 60 days of the written notice);
(ii)
    a Bankruptcy Event with respect to the Manager;
(iii)
    the dissolution of the Manager; or
(iv)
    (A) a final determination by a court that the Manager has committed fraud against the Company, the Manager has embezzled funds of the Company or the Manager has otherwise acted, or failed to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement, (B) which act of fraud, embezzlement or other act or failure to act described in clause (A) of this Section 13(a)(iv) has had a material adverse effect on the consolidated business, operations or financial condition of the Company, and (C) where a majority of the Independent Directors of PAC has voted affirmatively to terminate this Agreement for cause as a result of such fraud, embezzlement or other act or failure to act, which vote shall have occurred within 30 days following the final determination referred to in clause (A) of this Section 13(a)(iv); provided, however, that if such fraud, embezzlement or other act or failure to act was committed by a person other than an executive officer of the Manager, then the Manager can cure the same by terminating the

Exhibit 10.1

employment of such person on or prior to the 30th day following such final determination, in which event the Company shall cease to have the right to terminate this Agreement for cause pursuant to this Section 13(a)(iv) and any Cause Termination Notice previously given in reliance on this Section 13(a)(iv) automatically shall be deemed to have been rescinded and voided ab initio.
(b)
    The Manager may terminate this Agreement (or this Agreement shall terminate automatically, as applicable) if (i) the Company shall have assigned this Agreement as permitted by Section 12(b), (ii) there is a Company Change of Control, (iii) the Company sells all or substantially all of the assets of the Company, or (iv) there is a final determination by a court that the Company has defaulted in the performance or observance of any material term, condition or covenant contained in this Agreement and such default continued for a period of 60 days after written notice thereof to the Company from the Manager specifying such default and requesting that the same be remedied in such 60-day period (or 90 days after written notice of such breach if the Company took steps to cure such breach within 60 days of the written notice). Such termination will be effective (A) automatically at 11:59 p.m. (Atlanta Time) on the 30th day following the closing or occurrence of a transaction of the type referred to in clause (i), (ii) or (iii) above in this Section 13(b), or (B) upon 30 days' prior written notice of termination to the Company from the Manager if the termination is made pursuant to clause (iv) above in this Section 13(b).
Prior to the closing or occurrence of any transaction of the type referred to in clause (i), (ii) or (iii) above in this Section 13(b), the Company shall give the Manager 30 days’ prior notice of the closing or occurrence thereof and shall provide adequate assurance to the Manager for the payment of the Fees Accrued Upon Termination (assuming a termination date at the end of the 30th day after the closing or occurrence thereof) at, and concurrently with, the closing or occurrence of any such transaction. Without limiting the generality of the foregoing, payment of the Fees Accrued Upon Termination (assuming a termination date at the end of the 30th day after the closing or occurrence thereof) (the “Payment”) shall be made by the Company to the Manager at, and concurrently with, the closing or occurrence of a transaction of the type referred to in clause (i), (ii) or (iii) above in this Section 13(b). Notwithstanding the foregoing provisions of this Section 13(b), this Agreement shall not automatically terminate on the 30th day following the date of the closing or occurrence of a transaction of the type referred to in clause (i), (ii) or (iii) above in this Section 13(b) if the Manager has returned the Payment to the Company prior to 11:59 p.m. (Atlanta Time) on such 30th day. If the Manager has so timely returned the Payment to the Company, then this Agreement shall remain in full force and effect, notwithstanding the closing or occurrence of a transaction of the type referred to in clause (i), (ii) or (iii) above in this Section 13(b); it being understood and agreed by the parties that the provisions of this Section 13(b) shall apply to any subsequent transaction of the type referred to in clause (i), (ii) or (iii) above in this Section 13(b).
In the case of clause (iv) above in this Section 13(b), the Company shall be required to pay to the Manager the Fees Accrued Upon Termination concurrently upon a termination of this Agreement pursuant to clause (iv) above in this Section 13(b).

Exhibit 10.1

(c)
    The Manager may terminate this Agreement if the Company becomes required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case the Manager shall be entitled to payment of all fees owing under Section 7, Deferred Fees, and all expenses owing under Section 8.

Section 14.	Action Upon Termination.
(a)     From and after the effective date of termination of this Agreement pursuant to Section 11, 12 or 13, the Manager shall not be entitled to compensation for further services hereunder. If the Manager is terminated pursuant to Section 11(b) or 13(b) or upon liquidation of the Company, it shall be paid all Fees Accrued Upon Termination. Upon any such termination, the Manager shall forthwith:
(i)
    after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to each Company Entity all money collected and held for the account of such Company Entity pursuant to this Agreement;
(ii)
    deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board with respect to the Company Entities;
(iii)
    deliver to the Board all property and documents of the Company Entities then in the custody of the Manager; and
(iv)
    cooperate with the Company Entities to provide an orderly management transition.
(b) Notwithstanding anything in this Agreement to the contrary:

(i) On the effective date of termination of this Agreement other than pursuant to Section 13(b) of this Agreement, the Manager shall repay to the Company the then outstanding principal balance and any accrued and unpaid interest thereon of any line of credit facility then owing by the Manager to the Company; provided, however, in the event this Agreement is terminated pursuant to Section 13(b) of this Agreement, the then outstanding principal balance and any accrued and unpaid interest thereon of any line of credit facility then owing by the Manager to the Company shall be forgiven in its entirety by the Company; provided further, however, the outstanding principal balance that may be so forgiven shall not exceed $15,000,000.

Exhibit 10.1

(ii) On the effective date of termination of this Agreement for any reason, the Manager shall transfer to the Company, and the Company shall assume, all rights, obligations and liabilities of the Manager under any outstanding leases for office space or furniture, fixtures and equipment of which the Manager may then be a party, whether as lessee, sublessor, obligor or guarantor, and that relate to the business of the Company (the “Leases”); provided, however, that from and after the time of such assumption, the Manager shall have no rights or privileges with respect to the Leases and shall immediately transfer possession of such office space and fixtures to the Company, with both the Manager and the Company specifically acknowledging and agreeing that there needs to be an orderly transfer of computer and similar electronic equipment that may then be leased in order not to damage or corrupt any electronic data of Manager; provided further, however, the Company shall indemnify and hold harmless the Manager to the fullest extent permitted by law for any Leases so transferred or attempted to be transferred to the Company under this Section 14(b)(ii).

(iii) On the effective date of termination of this Agreement for any reason, the Manager shall transfer and convey to the Company at the Company's sole cost and expense, but for no additional consideration to the Manager other than entry into this Agreement (other than reimbursements to the Manager of all expenses and fees incurred related to such transfer and conveyance), all Name Rights; and

(iv) Upon delivery by the Company to, and receipt thereof by, the Manager of a Termination Notice given pursuant to Section 11(b) of this Agreement, and subject to the provisions of Section 11(c) of this Agreement or a Cause Termination Notice pursuant to Section 13(a) of this Agreement, the Manager agrees that (x) the Company may contact the employees of Manager and its affiliates who have provided services for the benefit of the Company for the purpose of seeking to hire such employees commencing immediately following the Effective Termination Date, (y) the Manager will make such employees available to the Company for purposes of clause (x) of this paragraph during normal business hours so long as such access does not disrupt the ongoing business activities of the Manager, and (z) to the extent permitted by law, the Manager will provide the Company with the compensation and employment personnel records of such employees. Toward this end, the Company and the Manager acknowledge and agree that there is significant value to the Company to be allowed to contact such employees of the Manager and its affiliates prior to the Effective Termination Date in order to, inter alia, promote an orderly transition of management, know-how, systems and expertise related to the Company's assets, business and operations. In no event, however, shall the Company interfere with the Manager's obligations and responsibilities to perform its duties under this Agreement through the Effective Termination Date.

Section 15.	Amendment of the Partnership Agreement
The Manager hereby (a) irrevocably waives its right under the Partnership Agreement to receive any distributions in respect of the Special Limited Partner Interest (as defined in the

Exhibit 10.1

Partnership Agreement), (b) will consent to and execute an amendment of the Partnership Agreement to remove the provisions relating to the Special Limited Partner Interest and the Special Limited Partner (as defined in the Partnership Agreement), and (c) will otherwise reasonably cooperate with the other parties hereto in connection with such amendment. The parties shall effect such amendment of the Partnership Agreement within 14 days after the date of this Agreement.

Section 16.	Release of Money or Other Property Upon Written Request.
The Manager agrees that any money or other property of the Company (which, for the purposes of this Section 16, shall be deemed to include any and all of their respective subsidiaries, if any) held by the Manager shall be held by the Manager as custodian for the Company, and the Manager's records shall be appropriately and clearly marked to reflect the ownership of such money or other property by the Company. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company any money or other property then held by the Manager for the account of the Company under this Agreement, the Manager shall release such money or other property to the Company or within a reasonable period of time, but in no event later than 60 days following such request. Upon delivery of such money or other property to the Company, the Manager shall not be liable to the Company, the Board, PAC's stockholders, the Operating Partnership's partners or any of the directors or equity holders of any subsidiary of the Company for any acts or omissions by the Company in connection with the money or other property released to the Company in accordance with this Section 16. The Company shall indemnify the Manager Indemnified Parties against any and all Losses which arise in connection with the Manager's proper release of such money or other property to the Company in accordance with the terms of this Section 16. Indemnification pursuant to this provision shall be in addition to any right of the Manager Indemnified Parties to indemnification under Section 9.

Section 17.	Miscellaneous.
(a)
    Notices. All notices, requests, communications and demands (each a "Notice") to, with or upon any of the respective parties shall be in writing and sent by (i) personal delivery, (ii) reputable overnight courier, (iii) facsimile transmission with telephonic confirmation (provided that such Notice also is sent contemporaneously by another method provided for in this Section 17(a)), or (iv) registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 17(a)):

Exhibit 10.1

PAC:
Preferred Apartment Communities, Inc.
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
Attention: Chairman of the Conflicts Committee of the Board of Directors
Attention: Leonard A. Silverstein, Esq.
Attention: Jeffrey R. Sprain, Esq.
Fax: (770) 818-4105

with a copy to:	Venable LLP 750 E. Pratt Street Suite 900 Baltimore, MD 21202 Attention: Sharon A. Kroupa, Esq. Fax: (410) 244-7742
The Operating Partnership:
Preferred Apartment Communities, Inc.
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
Attention: Lead Independent Director of the Board of Directors
Attention: Leonard A. Silverstein, Esq.
Attention: Jeffrey R. Sprain, Esq.
Fax: (770) 818-4105

with a copy to:	Venable LLP 750 E. Pratt Street Suite 900 Baltimore, MD 21202 Attention: Sharon A. Kroupa, Esq. Fax: (410) 244-7742
The Manager:	Preferred Apartment Advisors, LLC 3284 Northside Parkway NW, Suite 150 Atlanta, Georgia 30327 Attention: Leonard A. Silverstein, Esq. Attention: Jeffrey R. Sprain, Esq. Fax: (770) 818-4105
with a copy to:	Proskauer Rose LLP Eleven Times Square New York, NY 10036 Attention: Peter M. Fass, Esq. Attention: James P. Gerkis, Esq. Fax: (212) 969-2900
Any Notice sent as aforesaid shall be deemed given and effective upon actual receipt (or refusal of receipt).
(b)
    Binding Nature of Agreement; Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Except as provided in this Agreement with respect to indemnification of Indemnified Parties hereunder,

Exhibit 10.1

nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.
(c)
    Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.
(d)
    Amendments. This Agreement, nor any terms hereof, may not be amended or supplemented except in an instrument in writing executed by the parties hereto.
(e)
    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.
(f)
    WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(g)
    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Exhibit 10.1

(h)
    Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of this Agreement, and all matters incident thereto. If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.
(i)
    Section Headings; Plurals. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof. All references to the singular shall include the plural, and all references to the plural shall include the singular.
(j)
    Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of separate counterparts, and all of which taken together shall be deemed to constitute one and the same instrument.
(k)
    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has executed this Sixth Amended and Restated Management Agreement as of the date first written above.
PREFERRED APARTMENT COMMUNITIES, INC.

By:	/s/ John A. Williams Name: John A. Williams Title: Chief Executive Officer
PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.

By:	Preferred Apartment Communities, Inc. its General Partner

By:	/s/ John A. Williams Name: John A. Williams Title: Chief Executive Officer
PREFERRED APARTMENT ADVISORS, LLC

By:	NELL Partners, Inc. its Managing Member

By:	/s/ Leonard A. Silverstein Name: Leonard A. Silverstein Title: President and Chief Operating Officer

[Signature Page to Sixth Amended and Restated Management Agreement]

Exhibit A

Investment Guidelines
(as of June 3, 2016)

Unless otherwise approved by the Board of Directors of PAC:

1.	No Investment shall be made by the Manager that would cause PAC to fail to qualify as a REIT under the Code.

2.	No Investment shall be made by the Manager that would cause either PAC or the Operating Partnership to be regulated as an investment company under the Investment Company Act.

3.
The Manager may invest the proceeds of the Initial Public Offering, any future offerings of PAC's or the Operating Partnership's securities for cash, and cash from operations and capital transactions in interest-bearing, short-term, investment-grade investments, subject to the requirements for PAC's qualification as a REIT under the Code.

4.	Investment Deployment Quantitative Limits:

i.
Other than for short-term investments made for cash management purposes, the Manager may not invest (net of any debt placed at closing or assumed with the transaction) more than 15% of the Company's total assets (as determined for the Asset Management Fee) ("Total Assets") in any one single asset or transaction, subject to the requirements for PAC’s qualification as a REIT under the Code. By way of example, if

Total Assets before proposed transaction:	$100 million
Proposed transaction asset value:	$40 million
Total Assets after proposed transaction:	$140 million
15% of Total Assets after proposed transaction:	$21 million

then the Manager would be allowed to invest up to $21 million in the proposed transaction.

ii.	No more than 25% of the Company's Total Assets may be invested by the Manager in any metropolitan statistical area ("MSA").

iii.	The Company's aggregate borrowings (secured and unsecured) will not exceed 75% of the cost of its tangible assets at the time of any new borrowing.

5.	Investment Deployment Qualitative Guidelines:

(a)	Multifamily related assets (other than multifamily related assets consisting of student housing communities, senior housing communities and value add

Exhibit 10.1

communities) where the associated real property asset is located in top submarkets of an MSA with an aggregate population in excess of approximately 1,000,000.

(a)
Multifamily related assets (other than multifamily related assets consisting of student housing communities, senior housing communities and value add communities) where the associated real property asset has at least 100 units.

(b)
Multifamily related assets where the associated real property was built or substantially renovated after January 1, 1990 and, to the knowledge of the Manager, does not possess any material design flaws and is not functionally obsolete.

(c)
Target multifamily related assets which will generate sustainable cash available for distribution sufficient to allow the Company to cover the dividends that it expects to declare and pay and which have the potential for capital appreciation.

(d)	Seek to acquire assets primarily for income, and secondarily for possible capital gain.

(e)
The Manager may enter into forward purchase contracts and purchase option agreements for multifamily and non-multifamily properties and, in connection therewith, enter into deposit arrangements, mezzanine loans or other performance assurances, as may be necessary or appropriate.

(f)
The Manager may invest in non-multifamily related assets provided such non-multifamily related assets do not exceed in the aggregate 20% of the Company's assets measured for asset allocation purposes. For determining asset allocations, the Manager shall calculate the value of the Company's assets based on the adjusted cost of the Company's assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs. In addition, all non-multifamily related asset allocation calculations, including determining the 20% threshold for non-multifamily assets, and not for any other purpose, will include the full development project cost of the assets underlying any Company mezzanine loan where: (1) the Company has a purchase option related to the project under construction; and (2) the related mezzanine loan has been fully funded (other than any interest reserve).

2